SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement dated November 21, 2008, by and between Jetronic Industries, Inc., a Pennsylvania corporation (“Buyer”); and New Bastion Development, Inc., a Florida corporation (“Seller”).

RECITALS

WHEREAS, the Parties desire that Buyer acquire all of the outstanding capital stock of Seller in exchange (the "Share Exchange") for Buyer’s common stock, par value $0.10 per share (“Common Stock”), all as more particularly set forth herein

WHEREAS, upon completion of the Share Exchange, the capitalization of Buyer shall consist of 19,476,946 shares of common stock outstanding, of which Buyer’s shareholders shall retain approximately 9,587,500 shares of Common Stock, and Seller’s shareholders shall retain approximately 9,889,446 shares of Common Stock. Seller shall cancel all of the 15,750,000 shares of Buyer’s Common Stock that was previously issued to Seller by Buyer. Seller’s shareholders holding the 550 shares of Series A Convertible Preferred Stock shall retain such shares until such time that Buyer’s capital structure will enable it to issue 550 shares of comparable preferred stock.

WHEREAS, the boards of directors of the Parties to this Agreement have determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders and have recommended to their respective shareholders that the proposed transaction be consummated; and

WHEREAS, it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Section 368 of the Internal Revenue Code of 1986, as amended (the “IRC”), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

WHEREAS, the contemplated transactions shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

SECTION 1.          Plan of Share Exchange.

          1.1          The Plan of Share Exchange, Exhibit A, is incorporated by reference.

SECTION 2.          Closing.

          2.1          Closing.        Closing shall take place at the offices of the Buyer at 10:00 A.M. on December 18, 2008 (the “Closing” or “Closing Date”), or at another time, date, and place mutually agreed to by the parties, subject to the terms and conditions described herein. Closing

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shall be consummated by the execution and acknowledgment by Buyer and Seller of Articles of Share Exchange in accordance with the Florida Business Corporation Act and Pennsylvania Consolidated Statutes. The Articles of Share Exchange executed and acknowledged shall be delivered for filing to the Secretary of State of each of Pennsylvania and Florida as promptly as possible after the consummation of the closing. The Articles of Share Exchange shall specify the effective date and time of the Share Exchange.

SECTION 3.          Representations and Warranties of Seller.

          3.1          Seller’s Representations and Warranties.                 As of the Closing Date, Seller represents and warrants to Buyer as follows:

                         3.1.1          Capital Structure.    The capitalization of Seller consists of 50,000,000 shares of common stock, $.0.001 par value, of which 19,476,946 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which 5,000,000 shares are designated as Series A Convertible Preferred Stock, of which 550 shares are issued and outstanding. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation of Seller or any agreement to which Seller is a party or of which Seller has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Seller, or obligating Seller to transfer any additional shares of its capital stock of any class or any other securities.

                          3.1.2          Ownership of the Shares.           The shares of Buyer’s Common stock (“Common Stock”) being issued to Seller’s shareholders at the Closing are duly authorized and will be validly issued, fully paid, and nonassessable on their issuance. The persons receiving these securities at the Closing will acquire good, valid, and indefeasible title, free and clear of any interests, security interests, claims, liens, pledges, options, penalties, charges, other encumbrances, buy-sell agreements, or rights of any party whatsoever.

                         3.1.3          Organization and Good Standing.

Seller is duly qualified as a Florida corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

A true and complete copy of the Articles of Incorporation of Seller, each as amended to this date, has been delivered or made available to Buyer. The minute books of Seller are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Seller. Seller has no subsidiaries.

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                         3.1.4          Authorization; Validity.       The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller, and is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies.

                        3.1.5          Consents.                Other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

                        3.1.6          Litigation.   Other than is set forth herein, no litigation is pending or to the knowledge of Seller, threatened, to which Seller is or may become a party.

                        3.1.7          Violations.  The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Seller under, any agreement, lease, or other instrument to which Seller is a party or by which any of the property or assets of Seller are bound; (ii) violate any permit, license, or approval required by Seller to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Seller’s Articles of Incorporation or Bylaws.

                        3.1.8          Financial Statements.         The Seller’s Unaudited Balance Sheet dated June 30, 2008 has been submitted to the Buyer. These statements were prepared according to generally accepted accounting principals.  They fairly represent the financial position of the Seller as of the respective dates and the results of its operations for the periods indicated. Other than with respect to (i) the conversion of $54,723 in Seller’s debt to 218,892 shares of common stock; and (ii) the issuance of 200,000 shares of common stock in exchange for $100,000, since the date of the last balance sheet, there has not been any material change in the financial condition or operations of the Seller. The Seller did not, as of the date of the last balance sheet, have any debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due that is not reflected in the Seller’s balance sheet.

          3.2          Survival of Representations and Warranties.          Each of the representations and warranties in Sections 3.1 and 3.2 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 4.          Representations and Warranties of Buyer.

          4.1          Buyer’s Representations and Warranties.                 As of the Closing Date, Buyer represents and warrants to Seller as follows:

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                         4.1.1          Capital Structure.                      The capitalization of Buyer consists of 100,000,000 shares of common stock, $0.10 par value (“Common Stock”), of which 25,427,834 shares are issued and outstanding. All of the issued and outstanding capital stock of Buyer has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or of which Buyer has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Buyer, or obligating Buyer to transfer any additional shares of its capital stock of any class or any other securities.

                         4.1.2       Organization and Good Standing.                  Buyer is duly qualified as a Pennsylvania corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

A true and complete copy of the Articles of Incorporation and Bylaws of Buyer, each as amended to this date, has been delivered or made available to Seller. The minute books of Buyer are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Buyer. Buyer has no subsidiaries.

                         4.1.3          Authorization; Validity.       The execution, delivery, and performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies.

                        4.1.4          Consents.   Other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

                         4.1.5          Litigation.  Other than is set forth herein, no litigation is pending or to the knowledge of Buyer, threatened, to which Buyer is or may become a party.

                         4.1.6          Violations. The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Buyer under, any agreement, lease, or other instrument to which Buyer is a party or by which any of the property or assets of Buyer are bound; (ii) violate any permit, license, or approval required by Buyer to own its assets and operate its business; (iii) violate any law, statute, or regulation or any

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judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Buyer’s Articles of Incorporation or Bylaws.

          4.2          Survival of Representations and Warranties. Each of the representations and warranties in Section 4.1 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 5.          Covenants of Seller.

          5.1          Except as may otherwise be consented to or approved in writing by Buyer, Seller agrees that from the date of this Agreement and until the Closing:

                         5.1.1          Conduct Pending Closing.                (i) The Business of Seller shall be conducted only in the ordinary course consistent with past practices.

                         5.1.2          Access to Records.    Seller shall provide Buyer and its representatives access to all records of Seller that they reasonably may request and provide reasonable access to the properties of Seller.

                         5.1.3          Solicitation.  Seller agrees that it will not solicit, consider, or negotiate any offers to acquire the shares or assets of Seller, or to provide any information or to make available any management personnel to third parties for such purposes.

                         5.1.4          Confidentiality. Seller agrees to keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Seller’s accountants, attorneys, and other professionals with whom Seller conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 6.          Covenants of Buyer.

          6.1          Except  as may otherwise be consented to or approved in writing by Seller, Buyer agrees that from the date of this Agreement and until the Closing:

                         6.1.1          Conduct Pending Closing.                 (i) The business of Buyer shall be conducted only in the ordinary course consistent with past practices.

                         6.1.2          Access to Records. Buyer shall provide Seller and its representatives access to all records of Buyer that they reasonably may request and provide reasonable access to the properties of Buyer.

                         6.1.3          Solicitation. Buyer agrees that it will not solicit, consider, or negotiate any offers to acquire the shares or assets of Buyer, or to provide any information or to make available any management personnel to third parties for such purposes.

                         6.1.4          Confidentiality.                   Buyer agrees to keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Buyer’s accountants,

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attorneys, and other professionals with whom Buyer conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 7.          Conditions Precedent to Obligations of Buyer.

Unless, at the Closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this Agreement:

          7.1          Representations and Warranties.        The representations and warranties of Seller shall be true and correct as of the Closing.

          7.2          Performance of Covenants.           Seller shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

          7.3          Items to be Delivered at Closing.  Seller shall have tendered for delivery to Buyer the following:

                         7.3.1          Articles of Share Exchange.    A duly executed original of the Articles of Share Exchange.

                         7.3.2          Corporate Action.     A certified copy of the corporate action of Seller authorizing and approving this Agreement and the transactions contemplated by it.

                         7.3.3          Audited Financial Statements.         (i) True copies of Seller’s audited financial statements for the period ending December 31, 2007, along with its most recent un-audited statements through September 30, 2008; and (ii) Pro forma financial information illustrating the impact of this Agreement. Both the audited financial statements and the pro forma financial information shall be suitable for filing pursuant to the requirements of Form 8-K promulgated under the Securities and Exchange Act of 1934, as amended.

           7.4          Dissenting Shares.         As of the Closing Time, Selling Shareholders holding no more than ten percent (10%) of Seller’s common stock shall have delivered to Seller written notice of their intent to demand payment for their shares of such Seller’s common stock.

          7.5          Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Buyer and Buyer’s counsel, whose approval shall not be withheld unreasonably.

SECTION 8.          Conditions Precedent to Obligations of Seller.

Unless, at the Closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

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          8.1          Representations and Warranties. The representations and warranties of Buyer shall be true and correct as of the Closing.

          8.2          Performance of Covenants. Buyer shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

          8.3          Items to be Delivered at Closing. Buyer shall have tendered for delivery to Seller the following:

                         8.3.1          Articles of Share Exchange.  A duly executed original of the Articles of Share Exchange.

                         8.3.2          Corporate Action. A certified copy of the corporate action of Buyer authorizing and approving this Agreement and the transactions contemplated by it.

                         8.2.1          Delivery of Shares. Stock certificates of Buyer duly issued in the name of each of the shareholders not dissenting to this Share Exchange.

          8.4          Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Seller and Seller’s counsel, whose approval shall not be withheld unreasonably.

SECTION 9.          Intentionally Left Blank.

SECTION 10.          Notices.

Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and if (i) delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

If to Buyer:

Patrick O’Keefe

1000 NW 65th Street, Suite 103

Fort Lauderdale, Florida 33309

If to Seller:

Elliot Bellen

1000 NW 65th Street, Suite 103

Fort Lauderdale, Florida 33309

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

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SECTION 11.          Miscellaneous.

          11.1          Survival of Representations and Warranties; Limitation of Liability. The representations and warranties of each of the parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

          11.2          No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

          11.3          Entire Agreement. This Agreement (including the documents referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          11.4          Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

          11.5          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          11.6          Headings. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.7          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

          11.8          Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          11.9          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          11.10          Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

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          11.11          General Interpretive Principles.         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                             11.1.1      The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                             11.1.2           Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

                             11.1.3          References herein to “paragraphs”, “subparagraphs” and other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Agreement;

                             11.1.4          A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

                             11.1.5          The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                             11.1.6          The term “include” or “including” shall mean without limitation by reason of enumeration.

                             11.1.7          Incorporation of Schedules. The schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:

BUYER:

By:

By:/s/Patrick O’Keefe_____

Patrick O’Keefe, President

SELLER:

By:

By:/s/Elliot Bellen_______

      Elliot Bellen, President

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Exhibit A

Plan of Share Exchange

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PLAN OF SHARE EXCHANGE

This Plan of Share Exchange (“Plan”) is entered into between Jetronic Industries, Inc. with its principal offices located at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida 33309 (“Acquiror”) and New Bastion Development, Inc., a Florida corporation with its principal offices located at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida 33309 (“Acquiree”).

          1.          Distribution to Shareholders. On the Effective Date, all of the shareholders of Acquiree not dissenting from the Plan shall automatically have exchanged, without any further action on their part, all of the outstanding common stock of Acquiree for shares of common stock of Acquiror and Acquiree shall become a wholly owned subsidiary of Acquiror (other than with respect to preferred stock). Holders of each share of Acquiree shall receive 0.5 shares of Acquiror. Further, Acquiree shall cancel all of the 15,750,000 shares of Acquiror common stock that was previously issued to Acquiree by Acquiror. Acquiree shareholders holding the 550 shares of Series A Convertible Preferred Stock shall retain such shares until such time that Acquiror’s capital structure will enable it to issue 550 shares of comparable preferred stock.

          2.          Satisfaction of Rights of Acquiree's Shareholders. All shares of Acquiror's stock into which shares of Acquiree's stock have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

          3.          Fractional Shares. Fractional shares of Acquiror's stock will not be issued to the holders of Acquiree's stock. Fractional shares of Acquiror's stock will rounded up to the nearest whole number.

          4.          Supplemental Action. If at any time after the Effective Date, Acquiror shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Acquiror or Acquiree, as the case may be, whether past or remaining in office, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Plan.

          5.          Filing with the Florida and Pennsylvania Secretaries of State and Effective Date. On the Closing Date, as provided in the Agreement and Plan of Share Exchange of which this Plan is a part, Acquiror and Acquiree shall cause their respective Presidents to execute Articles of Share Exchange in the form attached to this Plan and, on execution, this Plan shall be deemed incorporated by reference into the Articles of Share Exchange as if fully set forth in such Articles and shall become an exhibit to such Articles of Share Exchange. Thereafter, the Articles of Share Exchange shall be delivered for filing to the Florida and Pennsylvania Secretaries of State.  In accordance with the Florida Business Corporation Act and Pennsylvania Consolidated Statutes, the Articles of Share Exchange shall specify the “Effective Date.” The Effective Date shall be the filing date of the Articles, as specified herein or in the Agreement and Plan of Share Exchange.

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          6.          Amendment and Waiver. Any of the terms or conditions of this Plan may be waived at any time by Acquiror or Acquiree by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of Acquiree by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with the Florida Business Corporation Act and Pennsylvania Consolidated Statutes.

          7.          Termination. At any time before the Effective Date (whether before or after filing the Articles of Share Exchange), this Plan may be terminated and the share exchange abandoned by mutual consent of the Boards of Directors of both corporations, notwithstanding favorable action by the shareholders of Acquiree.

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